EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the use of our report dated January 18, 2002 for Ariston Convertible Securities Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 70 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Accountants" in the Statement of Additional Information of the Fund.


        /S/

McCurdy & Associates CPA's, Inc.
Westlake, Ohio

April 26, 2002